October 26, 2026 German American Bancorp, Inc. (GABC) Announces Record Earnings for Third Quarter 2026 • Record quarterly earnings of $1.03 per share • Record quarterly return on average assets of 1.83% • Robust net interest margin of 4.42%; Core* of 4.26% • Linked quarter net interest income increase of $2.3 million, or approximately 3% • Solid loan growth at approximately 4% annualized linked quarter • Low efficiency ratio* of 49.05% • Healthy credit with annualized net charge-offs of 0.04% and non-performing assets of 0.29% of total assets • Strong level of non-interest bearing demand accounts representing 28% of total deposits • Strong Return on Average Tangible Common Equity* (“ROATCE”) of 19.29% Jasper, Indiana – October 26, 2026. German American Bancorp, Inc. (Nasdaq: GABC) (German American or the “Company”) announced record earnings for the three months ended September 30, 2026. The Company also announced that its Board of Directors declared a regular cash dividend of $0.31 per share, which will be payable on November 20, 2026 to shareholders of record as of November 10, 2026. For the three months ended September 30, 2026, the Company reported net income of $38.6 million, or $1.03 per share, which are the highest levels of reported net income and earnings per share in the Company’s history. This level of earnings reflects a linked quarter increase of $0.5 million, or approximately 1% on a per share basis, from second quarter 2026 record net income of $38.2 million, or $1.02 per share. Third quarter 2026 earnings reflect an increase of $3.6 million, or approximately 10% on a per share basis, from third quarter 2025 net income of $35.1 million, or $0.94 per share. As discussed in more detail below, the Company’s record financial performance was driven by continued strong net interest margin expansion, solid loan growth, and controlled operating expenses. As a result, profitability and capital levels remained strong as return on average assets for the third quarter of 2026 was 1.83%, ROATCE was 19.29%, and the tangible common equity ratio* (“TCE ratio”) was 9.39%. These compare to return on average assets of 1.80%, ROATCE of 19.43%, and TCE of 10.05% in the second quarter of 2026, and 1.68%, 21.14%, and 8.86%, respectively, in the third quarter of 2025. At the same time, the Company was able to improve already strong credit metrics throughout the quarter. Third Quarter 2026 highlights include: • Robust and expanding net interest margin of 4.42% ◦ 12 basis point (bp) expansion from second quarter 2026 driven by 13 bp earning asset yield increase as offset by a modest increase in funding costs of 1 bp ◦ Core net interest margin* of 4.26% expanded by 13 bps from second quarter 2026 • Loan production and net growth were solid during the third quarter with balances remaining diversified and stable during the quarter NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 1 of 21 ___________________________________________ * Represents a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” contained in this release for additional information, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

◦ End of period loans increased $57.0 million, or approximately 4% on an annualized basis, over second quarter 2026 ◦ Loan growth was driven by commercial real estate, as well as consumer and home equity lending; commercial and industrial and agricultural segments were down as a result of reduced operating line utilization • Total allowance for credit losses was $79.3 million, with total quarterly provision expense of $0.5 million, as credit metrics remained extremely healthy ◦ Ratio of allowance to total loans remained relatively stable at 1.32% ◦ Annualized net charge-offs declined slightly and remained minimal at 4 bps of average loans ◦ Non-performing assets at 0.29% of September 30, 2026 period end assets, reflecting a 3 bp improvement from June 30, 2026 of 0.32% • Deposits declined modestly during the quarter; however, non-interest bearing deposits remained at strong levels ◦ End of period deposits decreased modestly by $59.3 million or approximately 3% on an annualized linked quarter basis ◦ Non-interest bearing deposits remained at strong levels, representing 28% of total deposits overall • The Company continues to rebuild capital quickly through its robust earnings. Tangible capital ratios remained strong, although rising long-term interest rates at the end of third quarter 2026 (10-year Treasury reaching a 24-year high) negatively impacted the TCE ratio and tangible book value per share ◦ TCE ratio and tangible book value per share remain strong at 9.39% and $20.01 per share, respectively • Non-interest income remained relatively stable across all business segments on a linked quarter basis, with the bright spot being an increase of approximately 7% over the prior quarter in deposit service income ◦ Assets under management continue to grow, reaching $4.4 billion at September 30, 2026, while Wealth Management income remained flat to second quarter 2026 as a result of a challenging fixed income market ◦ Income from mortgage loan sales declined $190,000, or 12%, from the prior quarter as activity declined in a rising rate environment ◦ As mentioned, deposit service income increased 7% over the prior linked quarter, as product utilization increased • Non-interest expense increased to $53.1 million, representing an approximate $2.7 million, or 5%, increase over second quarter 2026 non-interest expense of $50.4 million ◦ The increase was driven by a combination of an increase in health insurance costs, a modest increase in full-time equivalent employees, seasonal external repair and maintenance costs, and the timing of certain donations and sponsorships, among other expenses NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 2 of 21

◦ While operating expenses were modestly elevated in the third quarter of 2026, our efficiency ratio remained strong at 49.05% D. Neil Dauby, Chairman and CEO of German American stated, “We are extremely pleased to deliver another record quarterly earnings performance for the third quarter 2026 and continue to drive our quarterly earnings per share above a dollar. We believe we are well positioned for continued profitability with a strong net interest margin, solid loan and income production as well as controlled expenses. We are encouraged by the strength of our pipeline, driven by our strong diversified footprint, as we move into the last quarter of 2026. We believe we are in the right markets with the right people. Our ability to grow reasonably priced deposits to fund such anticipated growth, in the face of heightened deposit competition, will be key as we move forward into the future.” Dauby also stated, “We just completed a new strategic plan for 2027 and beyond, and we are excited for the future as we continue on our path as a high performing bank with a commitment to: creating an exceptional employee experience; providing a wide range of products and services that our customers value; supporting the communities we serve; and delivering superior returns to our shareholders. We are ready to adapt and evolve to an ever-changing environment that includes artificial intelligence, digital money/payments, enhanced fraud prevention, and cybersecurity just to name a few.” Dauby concluded, “With our relationship-focused team of professionals, and their dedicated efforts, we are confident that our strong community presence, healthy financial condition and disciplined approach to growth will continue to drive future profitability and long-term shareholder value. We remain excited and committed to the vitality and future growth of our Indiana, Kentucky and Ohio communities.” Balance Sheet Highlights On February 1, 2025, the Company completed its acquisition of Heartland BancCorp (“Heartland”) through the merger of Heartland with and into the Company. Immediately following completion of the Heartland holding company merger, Heartland’s subsidiary bank, Heartland Bank, was merged with and into the Company’s subsidiary bank, German American Bank (the “Bank”). Heartland, headquartered in Whitehall, Ohio, operated 20 retail banking offices located in Columbus, Ohio and Greater Cincinnati. As of the closing of the transaction, Heartland had total assets of approximately $1.94 billion, total loans of approximately $1.58 billion, and total deposits of approximately $1.73 billion. The Company issued approximately 7.74 million shares of its common stock, and paid approximately $23.1 million in cash, in exchange for all of the issued and outstanding shares of common stock of Heartland and in cancellation of all options to acquire Heartland common stock outstanding as of the effective time of the merger. Total assets for the Company were $8.411 billion at September 30, 2026, representing a decline of $28.7 million compared with June 30, 2026 and an increase of $10.0 million compared with September 30, 2025. September 30, 2026 total loans increased $57.0 million, or 4% on an annualized basis, compared with June 30, 2026 and increased $210.8 million, or 4%, compared with September 30, 2025. The increase during the third quarter of 2026 compared with June 30, 2026 was driven by commercial real estate loans and home NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 3 of 21

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, *Chairman and Chief Executive Officer*
Bradley M. Rust, *President and Chief Financial Officer*
(812) 482-1314

4 of 21

equity lines of credit. Commercial real estate loans increased $47.7 million, or 6% on an annualized basis, while agricultural loans declined $8.4 million, or 7% on an annualized basis, and commercial and industrial loans declined $3.9 million, or 2% on an annualized basis. Retail loans grew by $21.6 million, or 6% on an annualized basis, due in large part to strong home equity loan originations, which were partially offset by a reduced level of residential mortgage loans.

The composition of the loan portfolio has remained relatively stable and diversified over the past several years. The addition of the Heartland loan portfolio during the first quarter of 2025 resulted in only modest changes to the overall portfolio composition, most notably in the residential mortgage loan segment. The portfolio is most heavily weighted in commercial real estate loans at 54% of the portfolio, followed by commercial and industrial loans at 14% of the portfolio, residential mortgage loans at 13% of the portfolio, home equity loans at 9% of the portfolio and agricultural loans at 8% of the portfolio. The Company's commercial lending is extended to various industries, including multi-family housing and lodging, agribusiness and manufacturing, as well as health care, wholesale, and retail services.

End of Period Loan Balances **(dollars in thousands)**		**9/30/2026**		**6/30/2026**		**9/30/2025**
Commercial & Industrial Loans	$	829,950	$	833,838	$	815,222
Commercial Real Estate Loans		3,267,130		3,219,433		3,103,181
Agricultural Loans		468,241		476,605		472,807
Consumer Loans		674,645		650,832		603,742
Residential Mortgage Loans		758,463		760,702		792,670
	$	5,998,429	$	5,941,410	$	5,787,622

At September 30, 2026, the Company's allowance for credit losses totaled $79.3 million, representing 1.32% of period-end loans. This compares with an allowance of $79.4 million, or 1.34% of period-end loans, at June 30, 2026, and $76.1 million, or 1.32% of period-end loans, at September 30, 2025.

The allowance for credit losses remained relatively stable during the third quarter of 2026, though its composition changed. The Company released specific allocations associated with two acquired adversely classified credit relationships that were resolved without loss. These releases were substantially offset by higher reserves for pooled loans, reflecting continued economic and geopolitical uncertainty.

Under the current expected credit losses ("CECL") model, certain previously acquired loans continue to carry fair value discounts or premiums attributable to both credit and noncredit components. These discounts or premiums are reflected as a reduction to gross loans on the balance sheet, with the accretable portion recognized in interest income over the remaining lives of the underlying loans. As of September 30, 2026, the Company held net discounts on acquired loans of $43.3 million, including $41.5 million related to the Heartland loan portfolio.

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, *Chairman and Chief Executive Officer*
Bradley M. Rust, *President and Chief Financial Officer*
(812) 482-1314

5 of 21

Non-performing assets totaled $24.0 million, or 0.29% of total assets, at September 30, 2026, compared with $26.8 million, or 0.32% of total assets, at June 30, 2026, and $23.7 million, or 0.28% of total assets, at September 30, 2025. Non-performing loans represented 0.40% of total loans at September 30, 2026, 0.45% at June 30, 2026, and 0.41% at September 30, 2025. Total non-performing assets from the Heartland acquisition were approximately $14.5 million at September 30, 2026.

Non-performing Assets
(dollars in thousands)

	9/30/2026	6/30/2026	9/30/2025
Non-Accrual Loans	$ 23,672	$ 26,843	$ 23,676
Past Due Loans (90 days or more and accruing)	303	3	—
Total Non-Performing Loans	23,975	26,846	23,676
Other Real Estate	—	—	48
Total Non-Performing Assets	$ 23,975	$ 26,846	$ 23,724

September 30, 2026 total deposits declined $59.3 million, or 3% on an annualized basis, compared to June 30, 2026 and declined $78.0 million, or 1%, compared with September 30, 2025. Non-interest bearing deposits as a percent of total deposits have remained relatively stable at approximately 28% in all periods presented including September 30, 2026, June 30, 2026, and September 30, 2025.

End of Period Deposit Balances **(dollars in thousands)**	9/30/2026	6/30/2026	9/30/2025
Non-interest-bearing Demand Deposits	$ 1,963,427	$ 1,967,770	$ 1,938,522
IB Demand, Savings, and MMDA Accounts	3,625,827	3,676,343	3,714,191
Time Deposits < $100,000	441,531	452,079	502,548
Time Deposits > $100,000	905,722	899,571	859,241
	$ 6,936,507	$ 6,995,763	$ 7,014,502

At September 30, 2026, the capital levels for the Company and the Bank remained well in excess of the minimum amounts needed for capital adequacy purposes and the Bank's capital levels met the necessary requirements to be considered well-capitalized.

9/30/2026 Ratio 6/30/2026 Ratio 9/30/2025 Ratio Total Capital (to Risk Weighted Assets) Consolidated 15.74% 15.50% 15.07 % Bank 14.38% 14.24% 14.00 % Tier 1 (Core) Capital (to Risk Weighted Assets) Consolidated 14.77% 14.57% 13.83 % Bank 13.41% 13.31% 13.10 % Common Equity Tier 1 (CET 1) Capital Ratio (to Risk Weighted Assets) Consolidated 14.26% 14.06% 13.30 % Bank 13.41% 13.31% 13.10 % Tier 1 Capital (to Average Assets) Consolidated 12.66% 12.25% 11.40 % Bank 11.50% 11.19% 10.80 % Results of Operations Highlights – Quarter ended September 30, 2026 Net income for the quarter ended September 30, 2026 totaled $38,637,000, or $1.03 per share, an increase of 1% on a per share basis compared with the second quarter 2026 net income of $38,172,000, or $1.02 per share, and an increase of 10% on a per share basis compared with the third quarter 2025 net income of $35,074,000, or $0.94 per share. Net income and earnings per share for the third quarter of 2026 were the highest levels reported in the Company's history. On an adjusted basis, net income for the third quarter of 2025 was $34,444,000, or $0.92 per share. Adjusted net income and adjusted earnings per share are non-GAAP financial measures. Refer to “Use of Non-GAAP Financial Measures” contained in this release for additional information, including a reconciliation of non- GAAP financial measures to the most directly comparable GAAP financial measures. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 6 of 21

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, *Chairman and Chief Executive Officer*
Bradley M. Rust, *President and Chief Financial Officer*
(812) 482-1314

7 of 21

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)

	Quarter Ended September 30, 2026			Quarter Ended June 30, 2026			Quarter Ended September 30, 2025		
	Principal Balance	**Income/ Expense**	**Yield/ Rate**	**Principal Balance**	**Income/ Expense**	**Yield/ Rate**	**Principal Balance**	**Income/ Expense**	**Yield/ Rate**
Assets									
Federal Funds Sold and Other Short-term Investments	$ 18,043	$ 160	3.53 %	$ 128,925	$ 1,186	3.69 %	$ 187,648	$ 2,084	4.41 %
Securities	1,673,824	14,764	3.53 %	1,689,157	14,429	3.42 %	1,584,261	13,622	3.44 %
Loans and Leases	5,953,933	97,376	6.50 %	5,879,528	93,957	6.41 %	5,766,875	93,664	6.45 %
Total Interest Earning Assets	$ 7,645,800	$112,300	5.84 %	$ 7,697,610	$109,572	5.71 %	$ 7,538,784	$109,370	5.77 %
Liabilities									
Demand Deposit Accounts	$ 1,938,073			$ 1,946,872			$ 1,912,208		
IB Demand, Savings, and MMDA Accounts	$ 3,644,722	$ 13,631	1.48 %	$ 3,776,537	$ 14,021	1.49 %	$ 3,753,235	$ 17,086	1.81 %
Time Deposits	1,351,504	11,277	3.31 %	1,340,636	11,155	3.34 %	1,330,944	12,330	3.68 %
FHLB Advances and Other Borrowings	232,802	2,408	4.10 %	170,945	1,798	4.22 %	216,460	2,956	5.42 %
Total Interest-Bearing Liabilities	$ 5,229,028	$ 27,316	2.07 %	$ 5,288,118	$ 26,974	2.05 %	$ 5,300,639	$ 32,372	2.42 %
Cost of Funds			1.42 %			1.41 %			1.71 %
Net Interest Income, Tax-Equivalent Basis*		$ 84,984			$ 82,598			$ 76,998	
Net Interest Margin			4.42 %			4.30 %			4.06 %

* Represents a non-GAAP financial measure. Refer to "Use of Non-GAAP Financial Measures" contained in this release for additional information, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

During the third quarter of 2026, net interest income, on a non-tax-equivalent basis, totaled $83,518,000, an increase of $2,310,000, or 3%, compared to the second quarter of 2026 net interest income of $81,208,000 and an increase of $7,793,000, or 10%, compared to the third quarter of 2025 net interest income of $75,725,000.

The improvement in net interest income during the third quarter of 2026 compared with the second quarter of 2026 was the result of an improved net interest margin driven by increased yields on earning assets. The improvement in net interest income during the third quarter of 2026 compared with the same period of 2025 was the result of an improved net interest margin driven in large part by a lower cost of funds and a higher level of average earning assets.

The tax equivalent net interest margin for the quarter ended September 30, 2026 was 4.42% compared with 4.30% in the second quarter of 2026 and 4.06% in the third quarter of 2025. The continued improvement in the net interest margin during the third quarter of 2026 compared with the second quarter of 2026 was primarily attributable to improved yields on earning assets. The improvement in the third quarter of 2026 compared with the third quarter of 2025 was driven by a lower cost of funds primarily attributable to lower deposit costs and improved yields on earning assets.

The Company’s net interest margin and net interest income in all periods presented have been impacted by accretion of loan discounts on acquired loans. Accretion of discounts on acquired loans totaled $3,020,000 during the third quarter of 2026, $3,235,000 during the second quarter of 2026, and $3,915,000 during the third quarter of 2025. Accretion of loan discounts on acquired loans contributed approximately 16 basis points to the net interest margin in the third quarter of 2026, 17 basis points in the second quarter of 2026 and 21 basis points in the third quarter of 2025. During the quarter ended September 30, 2026, the Company recorded a provision for credit losses of $500,000 compared with a provision for credit losses of $1,500,000 in the second quarter of 2026 and a provision for credit losses of $700,000 during the third quarter of 2025. Net charge-offs totaled $581,000, or 4 basis points on an annualized basis, of average loans outstanding during the third quarter of 2026 compared with $673,000, or 5 basis points on an annualized basis, of average loans during the second quarter of 2026 and $748,000, or 5 basis points on an annualized basis, of average loans during the third quarter of 2025. During the quarter ended September 30, 2026, non-interest income totaled $18,699,000, a decline of less than 1%, compared with the second quarter of 2026 and an increase of $270,000, or 1.5%, compared with the third quarter of 2025. The third quarter of 2025 was positively impacted by a $975,000 gain on the extinguishment of debt resulting from the redemption of $24.3 million of the Heartland fixed-to-floating rate subordinated notes during the third quarter of 2025. Excluding the gain on the extinguishment of debt, non-interest income for the third quarter of 2025 was $17,454,000 on an adjusted basis. Adjusted non-interest income is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures” contained in this release for additional information including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures. Quarter Ended Quarter Ended Quarter Ended Non-interest Income 9/30/2026 6/30/2026 9/30/2025 (dollars in thousands) Wealth Management Fees $ 5,007 $ 5,010 $ 4,288 Service Charges on Deposit Accounts 4,280 3,988 3,927 Company Owned Life Insurance 652 667 630 Interchange Fee Income 5,306 5,328 5,087 Other Operating Income 2,095 2,204 3,308 Subtotal 17,340 17,197 17,240 Net Gains on Sales of Loans 1,359 1,549 1,189 Net Gains (Losses) on Securities — — — Total Non-interest Income $ 18,699 $ 18,746 $ 18,429 NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 8 of 21

Wealth management fees were flat during the third quarter of 2026 compared with the second quarter of 2026 and increased $719,000, or 17%, compared with the third quarter of 2025. The increase during the third quarter of 2026 compared with the third quarter of 2025 was largely attributable to increased assets under management driven by healthy capital markets throughout the past year and continued strong new business results. Service charges on deposit accounts increased $292,000, or 7%, during the quarter ended September 30, 2026 compared with the second quarter of 2026 and increased $353,000, or 9%, compared with the third quarter of 2025. The increase during the third quarter of 2026 compared with both the second quarter of 2026 and the third quarter of 2025 was driven by continued increased customer utilization of deposit services. Interchange fees remained relatively stable, declining less than 1%, during the quarter ended September 30, 2026 compared with the second quarter of 2026 and increased $219,000, or 4%, compared with the third quarter of 2025. The increase during the third quarter of 2026 compared with the third quarter of 2025 was largely related to a higher level of customer transaction volume. Other operating income declined $110,000, or 5%, during the third quarter of 2026 compared with the second quarter of 2026 and declined $1,213,000, or 37%, compared with the third quarter of 2025. The decline during the third quarter of 2026 compared with the third quarter of 2025 was largely attributable to a $975,000 gain on the extinguishment of debt resulting from the redemption of $24.3 million of the Heartland fixed-to-floating rate subordinated notes during the third quarter of 2025. Net gains on sales of loans declined $190,000, or 12%, during the third quarter of 2026 compared with the second quarter of 2026 and increased $170,000, or 14%, compared with the third quarter of 2025. Loan sales totaled $52.4 million during the third quarter of 2026 compared with $70.8 million during the second quarter of 2026 and $55.5 million during the third quarter of 2025. During the quarter ended September 30, 2026, non-interest expense totaled $53,108,000, an increase of $2,726,000, or 5%, compared with the second quarter of 2026, and an increase of $3,408,000, or 7%, compared with the third quarter of 2025. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 9 of 21

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, *Chairman and Chief Executive Officer*
Bradley M. Rust, *President and Chief Financial Officer*
(812) 482-1314

10 of 21

Non-interest Expense (dollars in thousands)	**Quarter Ended 9/30/2026**	**Quarter Ended 6/30/2026**	**Quarter Ended 9/30/2025**
Salaries and Employee Benefits	$ 28,169	$ 27,142	$ 25,444
Occupancy, Furniture and Equipment Expense	5,557	5,178	5,255
FDIC Premiums	984	936	1,059
Data Processing Fees	4,495	4,358	4,175
Professional Fees	2,209	2,144	1,960
Advertising and Promotion	1,730	1,240	1,321
Intangible Amortization	2,254	2,362	2,693
Other Operating Expenses	7,710	7,022	7,793
Total Non-interest Expense	$ 53,108	$ 50,382	$ 49,700

Salaries and benefits increased $1,027,000, or 4%, during the quarter ended September 30, 2026 compared with the second quarter of 2026 and increased $2,725,000, or 11%, compared with the third quarter of 2025. The increase in salaries and benefits during the third quarter of 2026 compared with the second quarter of 2026 was largely attributable to an increase in health insurance costs and a modest increase in full-time equivalent employees. The increase in salaries and benefits during the third quarter of 2026 compared with the third quarter of 2025 was primarily due to an increased level of full-time equivalent employees, increased health insurance costs and higher incentive compensation.

Occupancy, furniture and equipment expense increased $379,000, or 7%, during the third quarter of 2026 compared with the second quarter of 2026 and increased $302,000, or 6%, compared with the third quarter of 2025. The increase during the third quarter of 2026 compared with the second quarter of 2026 was primarily attributable to seasonal external repair and maintenance costs and increased utility costs. The increase during the third quarter of 2026 compared with the third quarter of 2025 was primarily attributable to increased levels of repairs and maintenance costs.

Data processing fees increased $137,000, or 3%, during the third quarter of 2026 compared with the second quarter of 2026 and increased $320,000, or 8%, compared with the third quarter of 2025. The increase during the third quarter of 2026 compared with the same period of 2025 was largely driven by continued enhancements to existing data systems and processes.

Advertising and promotion expense increased $490,000, or 40%, during the third quarter of 2026 compared with the second quarter of 2026 and increased $409,000, or 31%, compared with the third quarter of 2025. The increase during the third quarter of 2026 compared with the second quarter of 2026 was largely driven by increased costs related to the timing of certain donations and sponsorships as well as other elevated customer appreciation expenses. The increase during the third quarter of 2026 compared with the same period of 2025 was primarily attributable to increased levels of donations and sponsorships.

Intangible amortization declined $108,000, or 5%, during the third quarter of 2026 compared with the second quarter of 2026 and declined $439,000, or 16%, compared with the third quarter of 2025. The decline during the third quarter of 2026 compared to both the second quarter of 2026 and the third quarter of 2025 was primarily attributable to the accelerated method by which intangibles are amortized. Other operating expenses increased $688,000, or 10%, during the third quarter of 2026 compared with the second quarter of 2026 and declined $83,000, or 1%, compared with the third quarter of 2025. The increase during the third quarter of 2026 compared with the second quarter of 2026 was largely the result of increased reserves for unfunded loan commitments and expenses for external risk events. About German American German American Bancorp, Inc. (Nasdaq: GABC) is a financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 92 banking offices located throughout Indiana (central/southern), Kentucky (northern/central/western), and Ohio (central/ southwest). In Columbus, Ohio and Greater Cincinnati, the Company does business as Heartland Bank, a Division of German American Bank. The Company also owns an investment brokerage subsidiary, German American Investment Services, Inc. Cautionary Note Regarding Forward-Looking Statements Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include: a. changes in interest rates and the timing and magnitude of any such changes; b. unfavorable economic conditions, including prolonged periods of inflation, and the resulting adverse impact on, among other things, credit quality; c. the soundness of other financial institutions and general investor sentiment regarding the stability of financial institutions; d. changes in our liquidity position; e. the impacts of epidemics, pandemics or other infectious disease outbreaks; f. changes in competitive conditions; NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 11 of 21

g. the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; h. changes in customer borrowing, repayment, investment and deposit practices; i. changes in fiscal, monetary and tax policies; j. changes in trade policies of, and other activities undertaken by, governments, including tariffs, which could have a material adverse effect on our customers and, as a result, our business; k. changes in financial and capital markets; l. capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by German American of outstanding debt or equity securities; m. risks of expansion through acquisitions and mergers, including the possibility that the anticipated cost savings and strategic gains are not realized when expected or at all as a result of unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base or employee base of the acquired institution or branches, and difficulties in integration of the acquired operations; n. factors driving impairment charges on investments; o. the impact, extent and timing of technological changes; p. potential cyber-attacks, information security breaches and other criminal activities; q. litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; r. actions of the Federal Reserve Board; s. the regulatory and financial impacts associated with exceeding $10 billion in total assets; t. changes in accounting principles and interpretations; u. potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to German American’s banking subsidiary; v. actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; w. impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; x. the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and y. other risk factors expressly identified in German American’s cautionary language included under the headings “Forward-Looking Statements and Associated Risk” and “Risk Factors” in German American’s Annual Report on Form 10-K for the year ended December 31, 2025, and other documents subsequently filed by German American with the SEC. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 12 of 21

Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of German American. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. NEWS RELEASE For additional information, contact: D. Neil Dauby, Chairman and Chief Executive Officer Bradley M. Rust, President and Chief Financial Officer (812) 482-1314 13 of 21

GERMAN AMERICAN BANCORP, INC. (unaudited, dollars in thousands except per share data) Consolidated Balance Sheets September 30, 2026 June 30, 2026 September 30, 2025 ASSETS Cash and Due from Banks $ 68,525 $ 79,646 $ 112,718 Short-term Investments 9,320 15,012 143,430 Investment Securities 1,595,127 1,684,389 1,618,370 Loans Held-for-Sale 6,113 5,839 10,058 Loans, Net of Unearned Income 5,989,323 5,932,235 5,778,505 Allowance for Credit Losses (79,293) (79,374) (76,057) Net Loans 5,910,030 5,852,861 5,702,448 Stock in FHLB and Other Restricted Stock 17,249 17,415 17,856 Premises and Equipment 136,938 137,599 139,850 Goodwill and Other Intangible Assets 402,075 404,364 411,656 Other Assets 265,914 242,873 244,862 TOTAL ASSETS $ 8,411,291 $ 8,439,998 $ 8,401,248 LIABILITIES Non-interest-bearing Demand Deposits $ 1,963,427 $ 1,967,770 $ 1,938,522 Interest-bearing Demand, Savings, and Money Market Accounts 3,625,827 3,676,343 3,714,191 Time Deposits 1,347,253 1,351,650 1,361,789 Total Deposits 6,936,507 6,995,763 7,014,502 Borrowings 268,120 169,037 211,016 Other Liabilities 52,793 63,638 56,007 TOTAL LIABILITIES 7,257,420 7,228,438 7,281,525 SHAREHOLDERS’ EQUITY Common Stock and Surplus 746,486 745,632 744,017 Retained Earnings 658,140 631,097 558,086 Accumulated Other Comprehensive Income (Loss) (250,755) (165,169) (182,380) SHAREHOLDERS’ EQUITY 1,153,871 1,211,560 1,119,723 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 8,411,291 $ 8,439,998 $ 8,401,248 END OF PERIOD SHARES OUTSTANDING 37,579,014 37,576,750 37,493,333 TANGIBLE BOOK VALUE PER SHARE (1) $ 20.01 $ 21.48 $ 18.89 (1) Tangible Book Value per Share is defined as Total Shareholders’ Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC. (unaudited, dollars in thousands except per share data) Consolidated Statements of Income Three Months Ended Nine Months Ended September 30, 2026 June 30, 2026 September 30, 2025 September 30, 2026 September 30, 2025 INTEREST INCOME Interest and Fees on Loans $ 96,865 $ 93,513 $ 93,305 $ 282,651 $ 264,812 Interest on Short-term Investments 160 1,186 2,084 1,658 8,232 Interest and Dividends on Investment Securities 13,809 13,483 12,708 40,415 37,704 TOTAL INTEREST INCOME 110,834 108,182 108,097 324,724 310,748 INTEREST EXPENSE Interest on Deposits 24,908 25,176 29,416 74,782 87,079 Interest on Borrowings 2,408 1,798 2,956 6,365 8,217 TOTAL INTEREST EXPENSE 27,316 26,974 32,372 81,147 95,296 NET INTEREST INCOME 83,518 81,208 75,725 243,577 215,452 Provision for Credit Losses 500 1,500 700 4,000 17,200 NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES 83,018 79,708 75,025 239,577 198,252 NON-INTEREST INCOME Net Gains on Sales of Loans 1,359 1,549 1,189 4,391 3,401 Net Gains (Losses) on Securities — — — — — Other Non-interest Income 17,340 17,197 17,240 50,280 46,601 TOTAL NON-INTEREST INCOME 18,699 18,746 18,429 54,671 50,002 NON-INTEREST EXPENSE Salaries and Benefits 28,169 27,142 25,444 83,623 80,122 Other Non-interest Expenses 24,939 23,240 24,256 72,235 71,877 TOTAL NON-INTEREST EXPENSE 53,108 50,382 49,700 155,858 151,999 Income before Income Taxes 48,609 48,072 43,754 138,390 96,255 Income Tax Expense 9,972 9,900 8,680 28,429 19,303 NET INCOME $ 38,637 $ 38,172 $ 35,074 $ 109,961 $ 76,952 BASIC EARNINGS PER SHARE $ 1.03 $ 1.02 $ 0.94 $ 2.93 $ 2.10 DILUTED EARNINGS PER SHARE $ 1.03 $ 1.02 $ 0.94 $ 2.93 $ 2.10 WEIGHTED AVERAGE SHARES OUTSTANDING 37,578,441 37,564,295 37,493,028 37,553,745 36,561,331 DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING 37,578,441 37,564,295 37,493,028 37,553,745 36,561,331

GERMAN AMERICAN BANCORP, INC.

(unaudited, dollars in thousands except per share data)

	Three Months Ended			Nine Months Ended	
	September 30, 2026	June 30, 2026	September 30, 2025	**September 30, 2026**	September 30, 2025
EARNINGS PERFORMANCE RATIOS					
Annualized Return on Average Assets	**1.83 %**	1.80 %	1.68 %	**1.74 %**	1.26 %
Annualized Return on Average Equity	**12.83 %**	12.82 %	13.00 %	**12.29 %**	10.06 %
Annualized Return on Average Tangible Equity (1)	**19.29 %**	19.43 %	21.14 %	**18.61 %**	16.30 %
Net Interest Margin	**4.42 %**	4.30 %	4.06 %	**4.33 %**	3.98 %
Efficiency Ratio (2)	**49.05 %**	47.38 %	49.26 %	**49.19 %**	53.63 %
Net Overhead Expense to Average Earning Assets (3)	**1.80 %**	1.64 %	1.66 %	**1.76 %**	1.85 %
ASSET QUALITY RATIOS					
Annualized Net Charge-offs to Average Loans	**0.04 %**	0.05 %	0.05 %	**0.05 %**	0.05 %
Allowance for Credit Losses to Period End Loans	**1.32 %**	1.34 %	1.32 %		
Non-performing Assets to Period End Assets	**0.29 %**	0.32 %	0.28 %		
Non-performing Loans to Period End Loans	**0.40 %**	0.45 %	0.41 %		
Loans 30-89 Days Past Due to Period End Loans	**0.33 %**	0.22 %	0.30 %		
SELECTED BALANCE SHEET & OTHER FINANCIAL DATA					
Average Assets	**$ 8,425,740**	$ 8,481,845	$ 8,350,565	**$ 8,429,604**	$ 8,137,211
Average Earning Assets	**$ 7,645,800**	$ 7,697,610	$ 7,538,784	**$ 7,646,920**	$ 7,357,725
Average Total Loans	**$ 5,953,933**	$ 5,879,528	$ 5,766,875	**$ 5,902,182**	$ 5,529,532
Average Demand Deposits	**$ 1,938,073**	$ 1,946,872	$ 1,912,208	**$ 1,932,058**	$ 1,819,351
Average Interest Bearing Liabilities	**$ 5,229,028**	$ 5,288,118	$ 5,300,639	**$ 5,247,620**	$ 5,242,871
Average Equity	**$ 1,204,202**	$ 1,191,283	$ 1,079,359	**$ 1,193,332**	$ 1,020,200
Period End Non-performing Assets (4)	**$ 23,975**	$ 26,846	$ 23,724		
Period End Non-performing Loans (5)	**$ 23,975**	$ 26,846	$ 23,676		
Period End Loans 30-89 Days Past Due (6)	**$ 19,748**	$ 12,898	$ 17,091		
Tax-Equivalent Net Interest Income	**$ 84,984**	$ 82,598	$ 76,998	**$ 247,782**	$ 219,314
Net Charge-offs during Period	**$ 581**	$ 673	$ 748	**$ 2,401**	$ 2,082

(1) Average Tangible Equity is defined as Average Equity less Average Goodwill and Other Intangibles.

(2) Efficiency Ratio is defined as Non-interest Expense less Intangible Amortization divided by the sum of Net Interest Income, on a tax-equivalent basis, and Non-interest Income less Net Gains (Losses) on Securities.

(3) Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.

(4) Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Other Real Estate Owned.

(5) Non-performing loans are defined as Non-accrual Loans and Loans Past Due 90 days or more.

(6) Loans 30-89 days past due and still accruing.

The accounting and reporting policies of German American Bancorp, Inc. (the “Company”) conform to U.S. generally accepted accounting principles (“GAAP”) and general practices within the banking industry. As a supplement to GAAP, the Company has provided certain non-GAAP financial measures, which it believes are useful because they assist investors in assessing the Company’s operating performance. Specifically, the Company has presented its net income, earnings per share, non-interest expense, efficiency ratio, return on average assets, return on average equity, return on average tangible common equity, and net interest margin on an as adjusted basis for the periods set forth below to reflect the exclusion of the following items: (1) the Current Expected Credit Losses (“CECL”) “Day 2” provision expense for acquired loans that have only insignificant credit deterioration (i.e., non-PCD loans) related to the Heartland merger; (2) non-recurring expenses related to the Heartland merger; and (3) the gain on the extinguishment of debt, resulting from the redemption of certain subordinated notes on September 15, 2025. Management believes excluding such items from these financial measures may be useful in assessing the Company’s underlying operational performance since the applicable transactions do not pertain to its core business operations and exclusion may facilitate better comparability between periods. In addition, management believes that by excluding such items the measures are useful to the Company, as well as analysts and investors, in assessing operating performance. Management also believes excluding these items may enhance comparability for peer comparison purposes. Management believes that it is standard practice in the banking industry to present the efficiency ratio and net interest margin on a fully tax-equivalent basis and that, by doing so, it may enhance comparability for peer comparison purposes. The tax-equivalent adjustment to net interest income (for purposes of the efficiency ratio) and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Although intended to enhance investors’ understanding of the Company’s business and performance, these non- GAAP financial measures should not be considered an alternative to GAAP. GERMAN AMERICAN BANCORP, INC. USE OF NON-GAAP FINANCIAL MEASURES

Non-GAAP Reconciliation – Net Income and Earnings Per Share Three Months Ended Nine Months Ended (Dollars in Thousands, except per share amounts) 09/30/2026 06/30/2026 09/30/2025 09/30/2026 09/30/2025 Net Income, as reported $ 38,637 $ 38,172 $ 35,074 $ 109,961 $ 76,952 Adjustments (net of tax): Plus: CECL Day 2 non-PCD provision — — — — 12,150 Plus: Non-recurring merger-related expenses — — 101 — 5,418 Less: Gain on debt extinguishment — — 731 — 731 Adjusted Net Income $ 38,637 $ 38,172 $ 34,444 $ 109,961 $ 93,789 Weighted Average Shares Outstanding 37,578,441 37,564,295 37,493,028 37,553,745 36,561,331 Earnings Per Share, as reported $ 1.03 $ 1.02 $ 0.94 $ 2.93 $ 2.10 Earnings Per Share, as adjusted $ 1.03 $ 1.02 $ 0.92 $ 2.93 $ 2.57 Non-GAAP Reconciliation – Non-Interest Income and Non-Interest Expense Three Months Ended Nine Months Ended (Dollars in Thousands) 09/30/2026 06/30/2026 09/30/2025 09/30/2026 09/30/2025 Non-Interest Income $ 18,699 $ 18,746 $ 18,429 $ 54,671 $ 50,002 Less: Gain on debt extinguishment — — 975 — 975 Adjusted Non-Interest Income $ 18,699 $ 18,746 $ 17,454 $ 54,671 $ 49,027 Non-Interest Expense $ 53,108 $ 50,382 $ 49,700 $ 155,858 $ 151,999 Less: Non-recurring merger-related expenses — — 135 — 6,996 Adjusted Non-Interest Expense $ 53,108 $ 50,382 $ 49,565 $ 155,858 $ 145,003 GERMAN AMERICAN BANCORP, INC. NON-GAAP RECONCILIATIONS

Non-GAAP Reconciliation – Efficiency Ratio Three Months Ended Nine Months Ended (Dollars in Thousands) 09/30/2026 06/30/2026 09/30/2025 09/30/2026 09/30/2025 Adjusted Non-Interest Expense (from above) $ 53,108 $ 50,382 $ 49,565 $ 155,858 $ 145,003 Less: Intangible Amortization 2,254 2,362 2,693 7,087 7,566 Adjusted Non-Interest Expense excluding Intangible Amortization $ 50,854 $ 48,020 $ 46,872 $ 148,771 $ 137,437 Net Interest Income $ 83,518 $ 81,208 $ 75,725 $ 243,577 $ 215,452 Add: FTE Adjustment 1,466 1,390 1,273 4,205 3,862 Net Interest Income (FTE) 84,984 82,598 76,998 247,782 219,314 Adjusted Non-Interest Income (from above) 18,699 18,746 17,454 54,671 49,027 Total Adjusted Total Revenue $ 103,683 $ 101,344 $ 94,452 $ 302,453 $ 268,341 Efficiency Ratio 49.05% 47.38% 49.26% 49.19% 53.63 % Adjusted Efficiency Ratio 49.05% 47.38% 49.63% 49.19% 51.22 % Non-GAAP Reconciliation – Net Interest Margin Three Months Ended Nine Months Ended (Dollars in Thousands) 09/30/2026 06/30/2026 09/30/2025 09/30/2026 09/30/2025 Net Interest Income (FTE) from above $ 84,984 $ 82,598 $ 76,998 $ 247,782 $ 219,314 Less: Accretion of Discount on Acquired Loans $ 3,020 $ 3,235 $ 3,914 $ 9,711 $ 11,589 Adjusted Net Interest Income (FTE) $ 81,964 $ 79,363 $ 73,084 $ 238,071 $ 207,725 Average Earning Assets $ 7,645,800 $ 7,697,610 $ 7,538,784 $ 7,646,920 $ 7,357,725 Net Interest Margin (FTE) 4.42% 4.30% 4.06% 4.33% 3.98 % Core Net Interest Margin (FTE) 4.26% 4.13% 3.85% 4.16% 3.77 % Non-GAAP Reconciliation – Return on Average Assets Three Months Ended Nine Months Ended (Dollars in Thousands) 09/30/2026 06/30/2026 09/30/2025 09/30/2026 09/30/2025 Adjusted Net Income $ 38,637 $ 38,172 $ 34,444 $ 109,961 $ 93,789 Average Assets $ 8,425,740 $ 8,481,845 $ 8,350,565 $ 8,429,604 $ 8,137,211 Return on Average Assets, as reported 1.83% 1.80% 1.68% 1.74% 1.26 % Return on Average Assets, as adjusted 1.83% 1.80% 1.65% 1.74% 1.54 % GERMAN AMERICAN BANCORP, INC. NON-GAAP RECONCILIATIONS

Non-GAAP Reconciliation – Return on Average Equity Three Months Ended Nine Months Ended (Dollars in Thousands) 9/30/2026 6/30/2026 9/30/2025 9/30/2026 9/30/2025 Adjusted Net Income $ 38,637 $ 38,172 $ 34,444 $ 109,961 $ 93,789 Average Equity $ 1,204,202 $ 1,191,283 $ 1,079,359 $ 1,193,332 $ 1,020,200 Return on Average Equity, as reported 12.83% 12.82% 13.00% 12.29% 10.06 % Return on Average Equity, as adjusted 12.83% 12.82% 12.76% 12.29% 12.26 % Non-GAAP Reconciliation – Tangible Common Equity Ratio Three Months Ended (Dollars in Thousands) 9/30/2026 6/30/2026 9/30/2025 Equity, as reported $ 1,153,871 $ 1,211,560 $ 1,119,723 Intangibles, as reported 402,075 404,364 411,656 Tangible Common Equity $ 751,796 $ 807,196 $ 708,067 Assets, as reported $ 8,411,291 $ 8,439,998 $ 8,401,248 Intangibles, as reported 402,075 404,364 411,656 Assets less Intangibles $ 8,009,216 $ 8,035,634 $ 7,989,592 Tangible Common Equity Ratio 9.39% 10.05% 8.86 % GERMAN AMERICAN BANCORP, INC. NON-GAAP RECONCILIATIONS

Non-GAAP Reconciliation – Return on Average Tangible Common Equity Three Months Ended Nine Months Ended (Dollars in Thousands) 9/30/2026 6/30/2026 9/30/2025 9/30/2026 9/30/2025 Net Income, as reported $ 38,637 $ 38,172 $ 35,074 $ 109,961 $ 76,952 Total Adjustments (from above) — — (630) — 16,837 Adjusted Net Income $ 38,637 $ 38,172 $ 34,444 $ 109,961 $ 93,789 Average Equity, as reported $ 1,204,202 $ 1,191,283 $ 1,079,359 $ 1,193,332 $ 1,020,200 Average Intangibles, as reported 403,104 405,463 415,666 405,485 390,701 Average Tangible Common Equity $ 801,098 $ 785,820 $ 663,693 $ 787,847 $ 629,499 Return on Average Tangible Common Equity, as reported 19.29% 19.43% 21.14% 18.61% 16.30 % Return on Average Tangible Common Equity, as adjusted 19.29% 19.43% 20.76% 18.61% 19.87 % GERMAN AMERICAN BANCORP, INC. NON-GAAP RECONCILIATIONS